Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-249069,
No. 333-254184, No. 333-263118, No. 333-270149, No. 333-277511, and No. 333-285349) of GoodRx Holdings,
Inc. of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 25, 2026